UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 17, 2016

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, we filed a motion to dismiss the bankruptcy case of our tenant, Ultra Wyoming LGS LLC, in the Ultra Petroleum bankruptcies.  We filed the motion to dismiss because we believe that our debtor is solvent, and we do not believe a debtor is entitled to use bankruptcy solely to reject a lease with its only creditor.  The responsive bankruptcy court filing by Ultra Petroleum Corp has created uncertainty in the market regarding CorEnergy’s Pinedale LGS Lease (the “Lease”). In its filing, Ultra has disclosed it believes the construction costs to require a relatively small capital investment to move production off our system to a system that it acquired when it bought upstream reserves from Shell in 2014.  We disagree with the analysis of the cost to divert production to the alternative system because it ignores the cost of rejection to the estate.

There is a court hearing scheduled for October 20, 2016, on our motion to dismiss, after which the court and all parties may have more information as to the full cost to the estate of lease rejection.  We will promptly update our disclosure to share any such information.  We are confident that the estate will have a net economic benefit from retaining access to our LGS, and we continue to think there are good reasons for Ultra to reach that conclusion by November 28, 2016, which is the date by which Ultra must make a decision to accept or reject the Lease.  In any event, to protect the interests of our stockholders, we filed certain claims based on rights granted to us by two guarantees and by the indemnification provisions of the Lease.

Forward-Looking Statements

This report contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are “forward-looking statements.” Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: October 17, 2016	By:	/s/ David J. Schulte
David J. Schulte
President and CEO